EXHIBIT 5






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                                  HART & TRINEN
                               1624 Washington St
                                Denver, CO 80203
                                 (303) 839-0061
                              (303) 839-5414 - Fax
                           harttrinen@aol.com - email


                                December 14, 2006


Springbank Resources
Suite 150, 1300 8th Street, SW
Calgary, Alberta
Canada T2R 1B2



      This letter will constitute an opinion upon the legality of the sale by certain selling shareholders of Springbank Resources, Inc., a Nevada corporation (the "Company"), of up to 4,342,500 shares of common stock, all as referred to in the Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission.

      We have examined the Articles of Incorporation and the minutes of the Board of Directors of the Company and the applicable laws of the Nevada. In our opinion, the Company has duly authorized the issuance of the shares of stock mentioned above and such shares of common stock are legally issued, fully paid and non-assessable.


                                Very Truly Yours,

                                HART & TRINEN, L.L.P.


                                William T. Hart



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